UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2009

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AE BIOFUELS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-51354	26-1407544
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Appointment of Certain Officers; Departure of Certain Officers.

Effective January 12, 2009 (the “Effective Date”), Mr. William J. Maender’s three year contract with the Company expired and Scott A. Janssen, 39, the Company’s Senior Vice President of Finance assumed the office of Executive Vice President and Chief Financial Officer for AE Biofuels, Inc.  Mr. Janssen has more than 15 years experience in public and private accounting with global public accounting firms and for public and private companies.

Mr. Janssen began consulting with the Company in March 2008 and on June 17, 2008 was engaged as the Company’s Senior Vice President of Finance. From December 2005 to March 2008, Mr. Janssen was a financial consultant with Level Path Consulting and Kranz & Associates in Silicon Valley, California where he acted as interim Chief Financial Officer or financial advisor to several high technology companies, including three IPO’s. From July 2004 to December 2005, Mr. Janssen was a Senior Manager with Ernst & Young, a global public accounting firm, in San Jose, California. From June 2002 to July 2004, Mr. Janssen was Controller and acting Chief Financial Officer with Barcelona Design Software, an enterprise software company in Newark, California.

Mr. Janssen received a Bachelor’s of Science in Mathematics/Applied Science from the University of California, Los Angeles in 1991 and is a licensed Certified Public Accountant. There is no family relationship between Mr. Janssen and any director or executive officer of the Company. There is no transaction or any currently proposed transaction in which the Company was or is to be a participant and in which Mr. Janssen had or will have a direct or indirect material interest.

In connection with his appointment as Senior Vice President, on June 17, 2008, the Company entered into a two year employment agreement with Mr. Janssen (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Janssen is paid annual compensation of $180,000. In addition, Mr. Janssen is entitled to an annual cash bonus of up to $50,000 based upon attainment of certain performance milestones except for 2008 when he is entitled to a bonus of up to $25,000 made at the discretion of the Board. In addition, Mr. Janssen has been granted a stock option to purchase 200,000 shares of the Company's common stock at an exercise price equal to the closing market price on the date of grant. Twenty five thousand (25,000) of the shares subject to the option vest and become exercisable on the last day of each calendar quarter beginning September 30, 2008. The Company will pay up to three months of severance and health benefits in the event Mr. Janssen is terminated without “cause” (as defined in the Employment Agreement) or “constructively terminated” (as defined in the Employment Agreement”).

On January 12, 2009, Mr. William J. Maender retired from his positions as Chief Financial Officer and Secretary of the Company. Mr. Maender also resigned as an officer and director of, and from all other positions with, the Company's subsidiaries and affiliates as of the Effective Date.

Alisande M. Rozynko, the Company’s corporate counsel, will assume the office of Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2009

AE BIOFUELS, INC.

By:	ERIC A. MCAFEE
Eric A. McAfee
Chief Executive Officer

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